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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              AUGUST 26, 1999

                      TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in charter)

                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)

                                NO. 1-12574
                          (Commission File Number)

                                 13-3532643
                    (I.R.S. Employer Identification No.)

                          7000 FANNIN, SUITE 1920
                            HOUSTON, TEXAS 77030
                  (Address of Principal Executive Offices)

                               (713) 796-8822
            (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON AUGUST 23, 1999 REGARDING A CORRECTED AMENDMENT TO THE NOVASTAN(R) NEW DRUG APPLICATION

Houston, TX , August 23, 1999 -- Texas Biotechnology Corporation (AMEX:
TXB) today announced that, following discussions with the U.S. Food & Drug Administration (FDA), the Company has corrected the amendment to the NOVASTAN New Drug Application (NDA). The corrected amendment replaces the submission on March 19 of this year.

The changes in this amendment involved correcting the coding of patient endpoint data and dates on which they occurred, and involved 33 of 304 patients in the pivotal Phase III trial that, when corrected, improved one of the efficacy analyses for NOVASTAN. In the Phase III follow-up trial, 6 of 264 patient endpoints were miscoded and, when corrected, had no clinically substantive effects on the efficacy results.

Overall, the corrected analyses do not change the positive clinical interpretation of the efficacy endpoints and have no effect on the safety analysis of NOVASTAN.

NOVASTAN has been developed by Texas Biotechnology in collaboration with SmithKline Beecham as an anticoagulant for use in patients with heparin-induced thrombocytopenia (HIT) syndrome who in the opinion of their physician require anticoagulation.

Based on FDA correspondence received August 23, 1999, a response from the FDA on the amended NDA is expected by February, although the Company is optimistic of an earlier response. The original date for an FDA decision had been September 19, 1999.

David B. McWilliams, president and chief executive officer of TBC, stated, "It is our understanding, based on discussions with FDA, that the review is essentially complete. We believe this corrected submission remains clearly supportive of the safety and efficacy of NOVASTAN." McWilliams continued, "As you would expect, we have taken additional steps, through the use of outside statisticians and a consultant specializing in FDA matters, Jur Strobos, M.D, JD, to assure that our submission is of high quality."

Dr. Strobos stated, "While the discovery of these data errors causes a delay, I view the corrected submission as positive and believe that the data supports the proposed labeling."

This press release contains forward-looking information that is subject to certain risks; trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are attainment of research and clinical goals of product candidates, attainment of required governmental approval and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission.

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                                 SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  August 26, 1999                    TEXAS BIOTECHNOLOGY CORPORATION
                                          ------------------------------------
                                          (Registrant)


                                      By: /s/ STEPHEN L. MUELLER
                                          ------------------------------------
                                          Stephen L. Mueller
                                          Vice President,
                                          Finance and Administration,
                                          Secretary and Treasurer